Exhibit (a)4

                       NOTICE OF PREMIUM UPON CONVERSION
                OF UP TO $294,000,000 IN PRINCIPAL AMOUNT OF THE
                 8 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2006

                                       OF

                               UNISYS CORPORATION

                                                                November 7, 1997

To Our Clients:

    Enclosed for your consideration is an Offer of Premium Upon Conversion ("Offer of Premium") dated November 7, 1997 of Unisys Corporation (the "Company") and a related Notice of Special Conversion (which together constitute the "Conversion Offer") relating to the offer by the Company, upon the terms and subject to the conditions of the Conversion Offer, to pay a cash premium (the "Conversion Premium") equal to $155.00 plus accrued and unpaid interest from September 15, 1997 to the Expiration Date (as defined in the Offer of Premium) for each $1,000 in principal amount of the Company's 8 1/4% Convertible Subordinated Notes due 2006 (the "2006 Notes") which are converted into Common Stock, par value $.01 per share (the "Common Stock"), of the Company prior to the Expiration Date. A Noteholder whose 2006 Notes are tendered and accepted for conversion pursuant to the Conversion Offer will receive 145.4545 shares of Common Stock (based upon the 2006 Notes' original conversion price of $6.875 per share of Common Stock) and the Conversion Premium for each $1,000 in principal amount of 2006 Notes. The Company will accept for conversion pursuant to the Conversion Offer no more than $294 million in principal amount of the 2006 Notes.

    Your attention is directed to the following:

        1. The Conversion Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, December 8, 1997, unless extended.

        2. The Company expressly reserves the right to (i) extend, amend or modify the terms of the Conversion Offer in any manner and (ii) withdraw or terminate the Conversion Offer at any time for any reason. The Conversion Offer is not conditioned upon any minimum amount of 2006 Notes being tendered.

        3. Any transfer taxes applicable to the conversion of 2006 Notes pursuant to the Conversion Offer will be paid by the Company, except as otherwise provided in Instruction 5 of the Notice of Special Conversion.

        4. Upon the terms and subject to the conditions of the Conversion Offer, if no more than $294 million in principal amount of the 2006 Notes has been validly tendered pursuant to the Conversion Offer and not withdrawn prior to the Expiration Date, the Company will accept for conversion all such 2006 Notes, and if more than $294 million in principal amount of the 2006 Notes has been validly tendered pursuant to the Conversion Offer and not withdrawn prior to the Expiration Date, the Company will accept such 2006 Notes for conversion pursuant to the Conversion Offer on a pro rata basis (with adjustments to avoid conversions of 2006 Notes other than in $1,000 increments). Fractional shares of Common Stock will not be issued in the Conversion Offer. A Noteholder otherwise entitled to a fractional share of Common Stock pursuant to the terms of the Conversion Offer shall receive cash equal to the closing sale price of such fractional share on the New York Stock Exchange on the Expiration Date. Any 2006 Notes which are tendered but not accepted for conversion pursuant to the Conversion Offer will be returned to the tendering Noteholder. Holders of 2006 Notes which are not converted into Common Stock pursuant to the Conversion Offer will not be entitled to receive the Conversion Premium upon conversion of such 2006 Notes.

    The Conversion Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of 2006 Notes residing in any jurisdiction in which the making of the Conversion Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    We are the holder of record of 2006 Notes held for your account. A tender of such 2006 Notes can be made only by us as the record holder and pursuant to your instructions. THE ENCLOSED NOTICE OF SPECIAL CONVERSION IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER 2006 NOTES HELD BY US FOR YOUR ACCOUNT.

    WE REQUEST YOUR INSTRUCTIONS ON THE INSTRUCTION FORM ON THE REVERSE SIDE OF THIS LETTER AS TO WHETHER YOU WISH TO TENDER ANY OR ALL OF THE 2006 NOTES HELD BY US FOR YOUR ACCOUNT, PURSUANT TO THE TERMS AND CONDITIONS OF THE CONVERSION OFFER. IF YOU WISH US TO CONVERT ANY OR ALL OF YOUR 2006 NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING THE INSTRUCTION FORM.

                INSTRUCTIONS WITH RESPECT TO CONVERSION OFFER BY
                               UNISYS CORPORATION
               FOR UP TO $294,000,000 IN PRINCIPAL AMOUNT OF ITS
                 8 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2006

     The undersigned acknowledges receipt of your letter enclosing the Offer of Premium Upon Conversion ("Offer of Premium"), dated November 7, 1997, and the related Notice of Special Conversion, relating to the offer by Unisys Corporation (the "Company") to pay a cash premium (the "Conversion Premium") equal to $155.00 plus accrued and unpaid interest from September 15, 1997 to the Expiration Date (as defined in the Offer of Premium) for each $1,000 in principal amount of the Company's 8 1/4% Convertible Subordinated Notes due 2006 (the "2006 Notes") which are converted into Common Stock, par value $.01 per share (the "Common Stock"), of the Company prior to the Expiration Date. The undersigned understands that the Company will accept for conversion pursuant to the Conversion Offer no more than $294 million in principal amount of 2006 Notes.

     This will instruct you to tender the principal amount of 2006 Notes indicated below which are held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the Conversion Offer, and confirm that you may make the representations contained in the Notice of Special Conversion on behalf of the undersigned.

 ------------------------------------------------
   PRINCIPAL AMOUNT OF 8 1/4% CONVERTIBLE
   SUBORDINATED NOTES DUE 2006 TO
   BE CONVERTED PURSUANT TO THE
   CONVERSION OFFER:
   $
   --------------------------------------------*
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                                                                        SIGN HERE

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                                                                      SIGNATURES(S)

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                                                                   PLEASE PRINT NAME(S)

                                                      ADDRESS
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                                                                    (INCLUDE ZIP CODE)

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                                                               AREA CODE AND TELEPHONE NUMBER

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                                                                   TAXPAYER IDENTIFICATION OR
                                                                     SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all of the undersigned's
  8 1/4% Convertible Subordinated Notes due 2006 are to be tendered for conversion pursuant to the Conversion Offer.